Exhibit 99.1

ViewRay Announces Departure of Chief Operating Officer

CLEVELAND, March 15, 2021 — ViewRay, Inc. (Nasdaq: VRAY) (“the Company”) today announced that Shahriar Matin, Chief Operating Officer, will leave the Company effective March 31, 2021. Matin was named Chief Executive Officer designate of Cordis in its recently announced divestiture from Cardinal Health to private equity firm Hellman & Friedman.

“It has been a privilege to work alongside the ViewRay team, and I believe that MRIdian is unequivocally the future of radiation oncology,” said Shahriar Matin, Chief Operating Officer. “Departing ViewRay is difficult, but I am confident that the team we have built will execute on the opportunity to become standard of care.”

“I would like to thank Shar for his many contributions to ViewRay and cancer patients. I wish him continued success and hearty congratulations in his new endeavors,” said President and Chief Executive Officer Scott Drake. “We have been working closely with Shar to prepare for his departure since last summer when we modified his separation agreement. Given the strength of our team, we are not backfilling the COO role.”

About ViewRay®

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades, and installations, ViewRay's expectations for 2021 and beyond and ViewRay's conference calls to discuss its fourth quarter and full year 2020 results.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-

looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Marketing

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com

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